EXHIBIT 99.4

PartnerRe Ltd.

COMPENSATION COMMITTEE CHARTER

COMMITTEE MISSION STATEMENT

The Compensation Committee is created by the Board of Directors of the Company to:
  oversee the Company’s compensation and benefits policies for its CEO and Executive Committee;

  evaluate CEO and Executive Committee members’ performance and review the Company’s management succession plan for CEO and Executive Committee members;

  oversee and set compensation for the Company’s senior executives; and

  prepare the report on executive compensation that Securities and Exchange Commission rules require to be included in the Company’s annual proxy statement.

COMMITTEE COMPOSITION

The Compensation Committee shall consist of at least three members, comprised solely of independent directors meeting the independence requirements of the New York Stock Exchange. The Nominating and Governance Committee shall recommend nominees for appointment to the Compensation Committee annually and as vacancies or newly created positions occur. Compensation Committee members shall be appointed by the Board and may be removed by the Board at any time. The Nominating and Governance Committee shall recommend to the Board, and the Board shall designate, the Chairman of the Compensation Committee.

COMMITTEE RESPONSIBILITIES AND AUTHORITY

In addition to any other responsibilities which may be assigned from time to time by the Board, the Compensation Committee is responsible for the following matters.

(a)	Compensation Policies. The Compensation Committee shall approve the Company’s compensation and benefits policies as they relate to the CEO and Executive Committee members. In reviewing such compensation and CEO benefits policies, the Compensation Committee may consider the recruitment, development, promotion, retention and compensation of Executive Committee members and other employees of the Company and any other factors that it deems appropriate. The Compensation Committee shall report the results of such review and any action it takes with respect to the Company’s compensation and benefits policies to the Board.

(b)	Executive Compensation.

(i)	The Compensation Committee shall review and approve for each of the Company’s CEO and executive committee members, his or her (A) annual base salary level, (B) annual incentive compensation, (C) long-term incentive compensation, (D) employment, severance and change-in-control agreements, if any, and (E) any other compensation, ongoing perquisites or special benefit items.

(ii)	In so reviewing and approving CEO and Executive Committee compensation, the Compensation Committee shall, among other things:

(A)	on the recommendation of the CEO, identify corporate goals and objectives relevant to executive compensation;

(B)	on the recommendation of the CEO, evaluate each executive’s performance in light of such goals and objectives and set each executive’s compensation based on such evaluation and such other factors as the Compensation Committee deems appropriate and in the best interests of the Company (including the cost to the Company of such compensation); and

(C)	on the recommendation of the CEO, determine any long-term incentive component of each executive’s compensation.

(iii)	The Compensation Committee shall report the results of such review and any action it takes with respect to the compensation of the Company’s senior executives to the Board.

(iv)	The Compensation Committee may delegate to one or more officers of the Company the authority to make grants and awards to any non-Section 16 officer of the Company under such of the Company’s incentive-compensation or other equity-based plans as the Compensation Committee deems appropriate and in accordance with the terms of such plans.

(v)	The Compensation Committee shall convene an Executive Session each meeting for discussion and any approval which may be required.

(c)	Management Succession. The Compensation Committee shall, in consultation with the Company’s CEO, periodically review the Company’s management succession planning for Executive Committee membership including policies for CEO selection and succession in the event of the incapacitation, retirement or removal of the CEO, and evaluations of, and development plans for, any potential successors to the CEO.

(d)	Disclosure. The Compensation Committee shall prepare the report on executive compensation that Securities and Exchange Commission rules require to be included in the Company’s annual proxy statement.

(e)	Reporting to the Board.

(i)	The Compensation Committee shall report to the Board periodically. This report shall include a review of any recommendations or issues that arise with respect to Company compensation and benefits policies, executive compensation, Executive Committee succession planning and any other matters that the Compensation Committee deems appropriate or is requested to be included by the Board.

(ii)	At least annually, the Compensation Committee shall evaluate its own performance and report to the Board on such evaluation.

(iii)	The Compensation Committee shall periodically review and assess the adequacy of this charter and recommend any proposed changes to the Nominating and Governance Committee.

COMMITTEE PROCEDURES

(a)	The Compensation Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter. The Chairman of the Compensation Committee, in consultation with the other committee members, shall determine the frequency and length of the committee meetings and shall set meeting agendas consistent with this charter.

(b)	The Compensation Committee has the sole authority to retain and terminate any compensation consultant assisting the Compensation Committee in the evaluation of CEO or senior executive compensation, including sole authority to approve all such consultant’s fees and other retention terms.

(c)	The Compensation Committee may delegate its authority to subcommittees or the Chairman of the Compensation Committee when it deems appropriate and in the best interests of the Company.

Effective: November 14, 2002